Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and statement of operations based upon the combined historical financial statements of Central Garden & Pet Company and its subsidiaries (“Central” or the “Company”), and Flora Parent, Inc. and subsidiaries (“Flora” or “Green Garden”) after giving effect to the business combination (the “Acquisition”) between Central and Flora and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Central and Flora. The unaudited pro forma condensed combined financial information is presented as if the Acquisition had been completed on December 26, 2020 with respect to the unaudited pro forma condensed combined balance sheet as of December 26, 2020 and as of September 29, 2019 with respect to the unaudited pro forma condensed combined statements of operations for the fiscal year ended September 26, 2020 and the fiscal quarterly period ended December 26, 2020.

The historical consolidated financial information has been adjusted to give effect to pro forma adjustments that are factually supportable, directly attributable to the Acquisition, and expected to have continuing impact to the statement of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

Central’s audited consolidated financial statements and accompanying notes as of and for the fiscal year ended September 26, 2020, as contained in its Annual Report on Form 10-K filed on November 25, 2020 with the United States Securities and Exchange Commission (the “SEC”).

•

Central’s unaudited condensed consolidated financial statements and accompanying notes as of and for the fiscal quarterly period ended December 26, 2020, as contained in its Quarterly Report on Form 10-Q filed on February 4, 2021 with the SEC.

•	Flora’s audited financial statements as of and for the fiscal year ended September 30, 2020, filed under Form 8-K/A on April 16, 2021 with the SEC.

•	Flora’s unaudited consolidated financial statements and accompanying notes as of and for the fiscal quarterly period ended December 31, 2020, contained elsewhere in this filing.

•	The other information contained in or incorporated by reference into this filing.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Acquisition have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805 and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon preliminary estimates of fair value, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been completed as of the date set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs.

Description of the Acquisition

On December 30, 2020, Central Garden & Pet Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement” to acquire all of the outstanding shares of capital stock of Flora Parent, Inc., a Delaware corporation (“Flora” or “Green Garden”). On February 11, 2021, the Company acquired all of the outstanding shares of capital stock of Flora. Pursuant to the terms of the Merger Agreement among the Company, Green Garden and Genesis MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Genesis”), Genesis merged with and into Green Garden, with Green Garden surviving as a wholly-owned subsidiary of the Company (the “Acquisition”). Under the terms of the Merger Agreement, the Company paid a total of $571 million. The Acquisition was financed through cash on hand and borrowings under the Company’s credit facility.

CENTRAL GARDEN & PET COMPANY

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 26, 2020

(in thousands, unaudited)

	Historical Central	Historical Flora	Proforma Adjustments	Notes	Proforma Combined
ASSETS
Current assets:
Cash and cash equivalents	$608,285	$819	$(572,215)	(1)	$36,899
Restricted cash	13,670	—	—		13,670
Accounts receivable, net	322,806	20,152	—		342,958
Inventories, net	574,878	67,044	33,522	(3)	675,444
Prepaid expenses and other	28,074	1,192	—		29,266

Total current assets	1,547,713	89,207	(538,693)		1,098,227
Plant, property and equipment, net	252,157	2,315	—		254,472
Goodwill	289,955	118,685	76,589	(3)	485,229
Other intangible assets, net	131,557	116,422	176,488	(3)	424,467
Operating lease right-of-use assets	115,833	—	13,899	(3)	129,732
Other assets	108,884	485	—		109,369

Total	$2,446,099	$327,114	$(271,717)		$2,501,496

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$216,991	$3,802	$—		$220,793
Accrued expenses	189,290	12,861	—		202,151
Current lease liabilities	34,834	—	3,665	(3)	34,834
Current portion of long-term debt	97	1,240	(1,240)	(5)	97

Total current liabilities	441,212	17,903	(1,240)		457,875
Long-term debt	788,921	161,789	(161,789)	(5)	788,921
Long-term lease liabilities	85,729	—	10,912	(3)	85,729
Deferred income taxes and other long-term obligations	43,224	24,157	—		67,381
Equity:
Common stock	113	1	(1)	(3)	113
Class A common stock	422	—	—		422
Class B stock	16	—	—		16
Additional paid-in capital	570,678	45,694	(45,694)	(3)	570,678
Retained earnings	516,394	79,054	(79,054)	(4)	516,394
Accumulated other comprehensive loss	(1,032)	(1,484)	(1,484)	(3)	(1,032)

Total Central Garden & Pet Company shareholders’ equity	1,086,591	123,265	(123,265)		1,086,591
Noncontrolling interest	422	—	—		422

Total equity	1,087,013	123,265	(123,265)		1,087,013

Total	$2,446,099	$327,114	$(271,717)		$2,501,496

See notes to unaudited pro forma condensed combined financial statements.

CENTRAL GARDEN & PET COMPANY

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTER ENDED DECEMBER 26, 2020

(in thousands, except per share amounts, unaudited)

	Historical Central	Historical Flora	Proforma Adjustments	Notes	Proforma Combined
Net sales	$592,230	$23,230	$(1,115)	(2)	$614,345
Cost of goods sold	426,811	10,185	(629)	(2)	436,367

Gross profit	165,419	13,045	(486)		177,978
Selling, general and administrative expenses	138,379	6,659	4,095	(3)	149,133

Operating income	27,040	6,386	(4,581)		28,845
Interest expense	(20,975)	(3,121)	3,121	(5)	(20,975)
Interest income	206	—			206
Other income (expense)	752	(173)			579

Income before income taxes and noncontrolling interest	7,023	3,982	(1,460)		8,655
Income tax expense	1,381	873	(436)	(6)	1,818

Income including noncontrolling interest	5,642	2,219	(1,023)		6,838
Net income attributable to noncontrolling interest	29	—			29

Net income attributable to Central Garden & Pet Company	$5,613	$2,219	$(1,023)		$6,809

Net income per share attributable to Central Garden & Pet Company:
Basic	$0.10				$0.13

Diluted	$0.10				$0.12

Weighted average shares used in the computation of net income per share:
Basic	53,734				53,734
Diluted	54,686				54,686

See notes to unaudited pro forma condensed combined financial statements.

CENTRAL GARDEN & PET COMPANY

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE FISCAL YEAR ENDED SEPTEMBER 26, 2020

(in thousands, except per share amounts, unaudited)

	Historical Central	Historical Flora	Proforma Adjustments	Notes	Proforma Combined
Net sales	$2,695,509	$156,951	$(1,782)	(2)	$2,850,678
Cost of goods sold	1,898,951	64,898	(1,764)	(2)	1,962,085

Gross profit	796,558	92,053	(18)		888,593
Selling, general and administrative expenses	598,581	36,733	16,541	(3)	651,855

Operating income	197,977	55,320	(16,559)		236,738
Interest expense	(44,016)	(14,015)	11,885	(5)	(46,146)
Interest income	4,027	2			4,029
Other income	(4,250)	(46)			(4,296)

Income before income taxes and noncontrolling interest	153,738	41,261	(4,674)		190,325
Income tax expense	32,218	11,658	(670)	(6)	43,204

Income including noncontrolling interest	121,520	29,605	(4,004)		147,121
Net income attributable to noncontrolling interest	844	—			844

Net income attributable to Central Garden & Pet Company	$120,676	$29,605	$(4,004)		$146,277

Net income per share attributable to Central Garden & Pet Company:
Basic	$2.23				$2.71

Diluted	$2.20				$2.67

Weighted average shares used in the computation of net income per share:
Basic	54,008				54,008
Diluted	54,738				54,738

See notes to unaudited pro forma condensed combined financial statements.

CENTRAL GARDEN & PET COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Please Note That All Monetary Amounts Other Than Per Share Information Are Presented in Thousands Unless Otherwise Indicated.

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Central and Flora. The unaudited pro forma condensed combined financial information is presented as if the Acquisition had been completed on December 26, 2020 with respect to the unaudited pro forma condensed combined balance sheet as of December 26, 2020 and as of September 29, 2019 with respect to the unaudited pro forma condensed combined statements of operations for the fiscal year ended September 26, 2020 and the fiscal quarterly period ended December 26, 2020. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.

Central’s combined financial information has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). Flora’s financial information has been historically prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Acquisition.

The Company has accounted for the Acquisition using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date using assumptions that the Company’s management believes are reasonable utilizing information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating the future cash flows and developing appropriate discount rates. The goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired based on a preliminary allocation of the purchase price. The purchase price allocation is based on preliminary estimates, subject to final adjustments, and provided for informational purposes only.

The purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Flora as of the Acquisition date. Accordingly, the purchase accounting in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of estimating the fair value of assets acquired as reflected in the unaudited pro forma condensed combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Flora at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the Acquisition and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Acquisition, including potential synergies that may be generated in future periods. Additionally, the unaudited combined statement of operations for the fiscal year ended September 26, 2020 does not include the expected impact of the fair value mark-up of the inventory acquired (which increases cost of goods sold in the year of acquisition by a material amount) as it is a non recurring charge.

2. Consideration Transferred

In consideration of the interests, the Company delivered to the Seller approximately $572 million for all of the assets and assumed liabilities of Flora.

3. Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value
Assets acquired:
Cash	$819
Accounts receivable	20,152
Inventory	100,566
Prepaid expenses and other current assets	1,192
Property, plant and equipment	2,315
Right of use assets	13,899
Other intangible assets	292,910
Goodwill	195,274
Other assets	485

Total assets acquired	627,612
Liabilities assumed:
Accounts payable	3,802
Accrued expenses	12,861
Current lease liabilities	3,665
Long term lease liabilities	10,912
Other long term liabilities	24,157

Total liabilities assumed	55,397

Estimated fair value of net assets acquired	$572,215

4. Intangible Assets Acquired

Central acquired intangible assets from Flora as a result of the Acquisition. The Tradename and trademarks and Customer Relationships intangible assets are noted to have a finite life while Goodwill has an indefinite life span. The finite-lived intangible assets will be amortized using the straight-line method of the respective lives of each asset, while the indefinite-lived intangible assets will not be amortized.

Based thereon, below are the acquired intangibles with their relative useful lives and method of amortization

Intangible Asset	Useful Life	Amortization Method
Tradename and trademarks	10 years to indefinite	Straight-line
Customer Relationships	10 years	Straight-line
Goodwill	Indefinite	N/A

The unaudited pro forma condensed combined statements of operations above for the fiscal year ending September 26, 2020 and the fiscal quarter ended December 26, 2020 both include pro forma adjustments related to the amortization of the intangible assets acquired. For pro forma purposes, the finite-lived intangible assets are amortized on a straight-line basis beginning on September 29, 2019, as if the Acquisition occurred on that date.

5. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(1)	Cash - Reflects $572 million in cash consideration paid to the Flora stockholders upon the closing of the Acquisition.

(2)

Intercompany eliminations - Reflects adjustments to eliminate the intercompany sales transactions and related inventory balances for sales transactions between the companies that occurred prior to the Acquisition.

(3)

Purchase accounting adjustments - The unaudited condensed combined balance sheet reflects the preliminary fair market value adjustments attributed to the assets acquired and liabilities assumed resulting from the Acquisition. Adjustments to close out Flora’s common stock, additional paid-in capital accounts and cumulative translation adjustments as part of the Acquisition have been included. Adjustments to reflect the adoption of ASC 842 on Flora as of the date of the Acquisition have been included. Amortization expense of approximately $22.0 million and $5.5 million for the fiscal year ended September 26, 2020 and the fiscal quarterly period ended December 26, 2020, respectively, has been reflected net of $5.5 million and $1.4 million of amortization expense included in Flora historical results for the fiscal year ended September 26,2020 and the fiscal quarterly period ended December 26, 2020, respectively.

(4)	Retained earnings - Adjustment to remove Flora’s retained earnings as of the date of the Acquisition close.

(5)

Interest expense and debt - Adjustments have been made to interest expense in the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 26, 2020 to reflect additional borrowings under the Company’s line of credit that would have been necessary for working capital purposes as a result of the cash required to pay for the Acquisition. Interest was calculated at the variable interest rate of one month LIBOR plus a margin of 1%, as defined in our credit facility, with rates ranging from 1.2% to 2.8%.    As a result of the Acquisition, Flora’s debt balances were paid. Consequently, pro forma adjustments have been made to reflect the removal of the debt balances in the unaudited pro forma condensed combined balance sheet as of December 26, 2020 and the associated interest expense in the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 26, 2020 and the fiscal quarter ended December 26, 2020, respectively.

(6)

Income tax adjustments - Pro forma adjustments have been made to reflect the estimated income tax expense associated with the pro forma combined results based on the estimated blended federal and state income tax rates (22.7% for the fiscal year ended September 26, 2020 and 21.0% for the fiscal quarterly period ended December 26, 2020) applicable to the combined entities during the periods presented.